EXHIBIT 10.82


   TERMINATION OF MEDI-SB LETTER AGREEMENT OF OCTOBER 10, 1996



     This agreement, effective as of May 28, 1998 by and between MEDIMMUNE, INC., a corporation of the state of Delaware, having a place of business at 35 Watkins Mill Road, Gaithersburg, Maryland 20878, U.S.A. ("MEDI") and SmithKline Beecham Corporation, a corporation of the Commonwealth of Pennsylvania, having a place of business at One Franklin Plaza, Philadelphia, Pennsylvania 19101, U.S.A. ("SB").

     WHEREAS, MEDI and SB entered into a letter agreement effective as of October 10, 1996 with respect to certain SB information and a license to MEDI with respect to such information for certain antibodies; and

     WHEREAS, the parties have decided to terminate such letter agreement in consideration of the covenants and obligations expressed herein.

     NOW THEREFORE, the parties agree as follows:

1.   Definition

     1.1 The terms "SB Product Information," "MEDI Product" and "Effective Date" shall have the same meaning as in the Letter Agreement.
     1.2 "Letter Agreement" shall mean the letter agreement between MEDI and SB effective as of October 10, 1996, which relates to a license granted to MEDI with respect to certain information of SB with respect to certain antibodies.

2.   Payments

     2.1 Within thirty (30) days after the date first written above, MEDI shall pay to SB (CONFIDENTIAL TREATMENT HAS
          BEEN REQUESTED)

3.   License

     3.1 Subject to MEDI making the payment required by Paragraph 2.1 of this Agreement within the time frame stated therein, SB hereby grants to MEDI an exclusive, worldwide, fully paid up, irrevocable license, with the right to grant sublicenses, to use the SB Product Information provided to MEDI under the Letter Agreement with respect to MEDI Product for any purpose related to the Field, provided that such license shall be subject to any non-exclusive residual rights to such use which may be retained by any party under any agreement which SB entered into prior to the Effective Date of the Letter Agreement.

4.   Termination

     4.1 Except as provided in Paragraph 5.1 of this Agreement, the Letter Agreement (including the survival provisions of Paragraph 7(c) thereof) is terminated in its entirety.

5.   Survival

     5.1. The provisions of Paragraphs 4(a), 4(b), 4(c), 5(d) and the entirety of Paragraph 8 of the Letter Agreement remain in full force and effect and are a part of this Agreement.

     IN WITNESS WHEREOF, the parties through their authorized officers, have set their hands and seal, effective as of the date first above written.




MedImmune, Inc.                   SmithKline
                                  Beecham Corporation


By:     /s/David M. Mott          By: /s/Jean Pierre Garnier

Title:  President and Chief       Title:  Chief Operating Officer
        Operating Officer